UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                  -------------

                                    FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) JANUARY 27, 2000

                               APPONLINE.COM, INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                         2-72849                             11-2558192
(State or other               (Commission                   (IRS Employer
jurisdiction of               File Number)                Identification No.)
incorporation)


                              520 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747
          (Address of principal executive offices, including zip code)

                                 (516) 844-9805
              (Registrant's telephone number, including area code)

Item 4.   Changes in Registrant's Certifying Accountants.

            On January 27, 2000, AppOnline.com, Inc. (the "Company") dismissed Werblin, Cassucio & Moses ("Werblin"), the Company's former independent certified public accountants. During neither of the past two years ended December 31, 1998 and 1997 did the reports by Werblin on the financial statements of the Company contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to dismiss Werblin as the Company's independent certified public accountants was approved by the Audit Committee of the Board of Directors of the Company. During the Company's two most recent fiscal years and subsequent period up to January 27, 2000, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

            On January 27, 2000, the Company engaged Citrin, Cooperman and Company, LLP to serve as the Company's independent certified public accountants. During the Company's two most recent fiscal years, and during any subsequent period through January 27, 2000, the Company did not consult with Citrin, Cooperman and Company, LLP on any accounting or auditing issues.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

                  Exhibit 1 - Letter, dated January 27, 2000 from Werblin.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: February 7, 2000

                                           APPONLINE.COM, INC.


                                           By: /s/ Edward Capuano
                                           ----------------------
                                           Name: Edward Capuano
                                           Title: Chief Executive Officer